EX-99.13.c

January 29, 2014

State Street Bank and Trust Company

4 Copley Place, 5th Floor

Boston, MA 02116

Attention: Fund Administration Legal Department

Re:  Each Aberdeen fund identified on Exhibit A hereto (each, a “Fund”)

Ladies and Gentlemen:

Please be advised that each Fund has been incorporated and registered as a closed-end management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 1, the Appointment of Sub-Administrator provision of the Sub-Administration Agreement dated as of February 26, 2010 and among  State Street Bank and Trust Company (“State Street’) and Aberdeen Asset Management Inc. (“Aberdeen”), as amended, modified or supplemented from time (the “Agreement”), Aberdeen hereby requests that State Street act as Sub-Administrator for each Fund under the terms of the Agreement, effective as of the date set forth opposite each Fund’s name on Exhibit A hereto. In connection with such request, Aberdeen hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

An updated Schedule A to the Agreement reflecting the aforementioned modifications is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ABERDEEN ASSET MANAGEMENT, INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	US Counsel, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

EXHIBIT A

FUND NAME	EFFECTIVE DATE
Aberdeen Chile Fund, Inc.	April 1, 2014
Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.	April 1, 2014
Aberdeen Indonesia Fund, Inc.	April 1, 2014
Aberdeen Israel Fund, Inc.	April 1, 2014
Aberdeen Latin American Fund, Inc.	April 1, 2014
Aberdeen Greater China Fund, Inc.	February 14, 2014

SUB-ADMINISTRATION AGREEMENT

Effective February 26, 2010

As Amended January 29, 2014, Subject to the Effective Dates Noted Below

SCHEDULE A*

Listing of Funds

Fund Name	Type of Fund	Classes of Shares
Aberdeen Asia-Pacific Income Fund, Inc.	U.S. Closed-End Fund	Common Shares
Aberdeen Australia Equity Fund, Inc.	U.S. Closed-End Fund	Common Shares
Aberdeen Global Income Fund, Inc.	U.S. Closed-End Fund	Common Shares
Aberdeen Asia-Pacific Income Investment Company	Canadian Closed-End Fund	Common Shares
The Asia Tigers Fund, Inc.	U.S. Closed-End Fund	Common Shares
The India Fund, Inc.	U.S. Closed-End Fund	Common Shares
Aberdeen Chile Fund, Inc.(1)	U.S. Closed-End Fund	Common Shares
Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.(2)	U.S. Closed-End Fund	Common Shares
Aberdeen Indonesia Fund, Inc. (2)	U.S. Closed-End Fund	Common Shares
Aberdeen Israel Fund, Inc. (2)	U.S. Closed-End Fund	Common Shares
Aberdeen Latin American Fund, Inc.(2)	U.S. Closed-End Fund	Common Shares
Aberdeen Greater China Fund, Inc.(2)	U.S. Closed-End Fund	Common Shares

(1)  Effective April 1, 2014.

(2)  Effective February 14, 2014